                                                                 EXHIBIT (g)(iv)


                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A

                    PORTFOLIO                                          INCEPTION DATE
-------------------------------------------------------                --------------
Schwab 1000 Fund                                                       April 4, 1991

Schwab Short Intermediate Government Bond Fund                         November 4, 1991

Schwab California Long-Term Tax-Free Bond Fund                         February 20, 1992

Schwab Long-Term Tax-Free Bond Fund                                    September 11, 1992

Schwab Long-Term Government Bond Fund                                  March 5, 1993

Schwab Short/Intermediate Tax-Free Bond Fund                           April 21, 1993

Schwab California Short/Intermediate Tax-Free Bond Fund                April 21, 1993

Schwab YieldPlus Fund                                                  October 1, 1999

                               SCHWAB INVESTMENTS

         BY:     /s/ Tai-Chin Tung
                 ---------------------------------------
         NAME:   Tai-Chin Tung
                 ---------------------------------------
         TITLE:  Treasurer and Principal Finance Officer
                 ---------------------------------------


                      PNC BANK, NATIONAL ASSOCIATION

         BY:     /s/ Brian Burns
                 ---------------------------------------
         NAME:   Brian Burns
                 ---------------------------------------
         TITLE:  Senior Vice President
                 ---------------------------------------


         Dated:  July 14, 1999
                 --------------